                               AMENDMENT
                                  TO
                      CERTIFICATE OF INCORPORATION
                                  OF
                   CREATIVE RESTAURANT CONCEPTS, INC.

TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:

      The undersigned, Giuseppe Cala, President of Creative Restaurant Concepts, Inc., 2701 Monarch St., Hangar 20, Suite 130, Alameda, CA 94501, being a person legally competent to amend the Certificate of Incorporation pursuant to the provisions of the "Oklahoma General Corporation Act" of the State of Oklahoma, does hereby execute and submit the following Amendment to Certificate of Incorporation.

      Article 1 is amended to read as follows:

                               ARTICLE 1

      The name of the Corporation is Cala Corporation.

      (a) Such amendment was proposed by a resolution of the Board of Directors on the 19th day of November, 1999.

      (b) The amendment was adopted by a vote of the majority shareholder in accordance with the provisions of 18 O.S. Section 1077B.1.

      (c) The action of the majority shareholder of the Corporation by which the amendment was adopted was taken by memorandum and record of action signed and dated as of November 19, 1999.

      (d) The class and number of shares voted for and against such amendments were:


               NUMBER                                VOTED
CLASS         OF SHARES          VOTED FOR          AGAINST
-----        -----------        -----------        ---------
Common        13,748,819         10,984,819            -0-

                                CREATIVE RESTAURANT CONCEPTS, INC.

                                By: /s/ Giuseppe Cala
                                   -------------------------------
                                     Giuseppe Cala, President

                                By: /s/ Joseph J. Johnston
                                   -------------------------------
                                     Joseph J. Johnston, Secretary